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                                                                       EXHIBIT 7
                           FACTUAL DATA CORPORATION
                              INVESTORS AGREEMENT

          Pursuant to a certain Contribution Agreement, dated as of October 5, 1999, among Continental Illinois Venture Corporation, a Delaware corporation

("Contributor"), CIVC Fund, L.P., a Delaware limited partnership, CIVC SBIC
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Fund, LLC, a Delaware limited liability company ("SBIC Contributee"), CIVC
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Partners, LLC, a Delaware limited liability company, and BankAmerica Investment
Corporation, a Delaware corporation, the SBIC Contributee hereby agrees to become a party to the Investors Agreement of Factual Data Corporation (the

"Agreement"), dated March 25, 1999.  By executing this counterpart signature
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page, the undersigned shall succeed to all of the rights and obligations of the
Contributor under the Agreement.


October 5, 1999

                                    CIVC SBIC FUND, LLC

                                    By:  CIVC Fund, L.P.
                                    Its: Managing Member

                                    By:  CIVC Partners, LLC
                                    Its: General Partner


                                    By: /s/ Marcus D. Wedner
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                                    Its: Manager
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